SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: August 18, 2003

EnDevCo, Inc.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) Identification No.)

2425 Fountainview Dr., Suite 215

Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Pursuant to the proposals presented in the Proxy Statement dated August 18, 2003 and the affirmative vote of the shareholders at the Annual Shareholders Meeting held on September 12, 2003 the following Restated Articles of Incorporation were filed with the Secretary of State of Texas, Corporations Section on October 1, 2003.

EnDevCo, Inc.

Restatement
Of The
Articles Of Incorporation

EnDevCo, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

Article I

The name of the corporation is EnDevCo, Inc.

Article II

The period of duration is perpetual.

Article III

The purpose for which the Corporation is organized is:

a. To engage in any act or activity that is not prohibited under any law for the time being in force and without limiting the generality of the foregoing to acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands and deposits, including oil and gas lands and deposits, to dig for, raise, crush, wash, smelt, assay, analyze, reduce, amalgamate, refine, pipe, convey, and otherwise treat ores, metals and minerals, including oil and gas, whether belonging to the Corporation or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein, and

b. To acquire, own, lease, build, develop, work, improve, maintain and manage power generation, transmission and distribution facilities of all types whether belonging to the Corporation or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein; and

c. To acquire, own, lease, build, develop, work, improve, maintain and manage industrial free trade zones to include construction, manufacturing, assembly, distribution, and service facilities of all types whether belonging to the Corporation or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein; and

d. To take, acquire and hold as consideration for ores, metals or minerals, (including oil and gas), electricity, and sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar, in whole or in part, to those of the Corporation hereby incorporated and to sell and otherwise dispose of the same.

e. To manufacture, buy, sell, and deal in personal property, real property and services subject to the Texas Business Corporation Act.

Article IV

The corporation shall have authority to issue two classes of shares; to be designated respectively "preferred shares" and "common shares". The total number of shares, which the Corporation is authorized to issue, is 505,000,000 shares. The number of preferred shares is 5,000,000 shares and the par value of each share is $0.01. The number of common shares authorized is 500,000,000 shares without par value.

Upon this amendment becoming effective pursuant to the Texas Business Corporation Act of the State of Texas (the "Effective Time"), a number of shares in the sole discretion of the Corporation's Board of Directors, of the Corporation's common stock, no par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, no par value per share, of the Corporation (the "New Common Stock") hereinafter referred to as a ("Reverse Stock Split").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. If the Reverse Stock Split produces a result where a shareholder holds a fractional share and/or less than an even hundred round lot of common stock, the shareholder's holding will be rounded up to the next even hundred round lot of stock of New Common Stock at no cost to the shareholder, such shares of stock to be issued to the shareholder of record at the Effective Time of the reclassification.

Each stock certificate held in electronic form that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. Each holder of record of a physical stock certificate that represented shares of Old Common Stock shall receive, upon the required surrender of such physical stock certificate to the Corporation's stock transfer agent, a new stock certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Article V

No holder of stock of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued, or shares thereof held in the treasury of the Corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

Article VI

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Article VII

The Corporation shall not commence business until it has received for the issuance of its shares, consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done, or property actually received.

Article VIII

The registered office of the Corporation is 2425 Fountain View, Suite 215, Houston, Texas 77057, and the name of the registered agent at such address is Larry Swift.

Article IX

The number of Directors constituting the Board of Directors is five (5). The Directors shall each serve for a term of three (3) years unless elected by the shareholders to serve a shorter term. Directors shall be divided into three classes (each class to contain no more than two members) with terms that expire at successive Annual Meetings. The shareholders at the Annual Meeting shall elect one class of Directors annually. The names and addresses of the persons who are to serve as Directors until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement are:

Name	Address
Richard G. Boyce	2425 Fountain View Suite 215 Houston, TX 77057
John A. Brush	2425 Fountain View Suite 215 Houston, TX 77057
Charles R. Close	2425 Fountain View Suite 215 Houston, TX 77057
Chris A. Dittmar	2425 Fountain View Suite 215 Houston, TX 77057
E. Barger Miller III	2425 Fountain View Suite 215 Houston, TX 77057

Article X

Each Director and each officer or former Director or former officer of this Corporation or each person who may have served as its request as a Director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be indemnified by the Corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being or having been such Director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claims, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no Director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonable payment made primarily with a view of avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to any other rights to which Directors and officers may be entitled.

Article XI

Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors of the Corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. This section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation on this 19th day September, A.D., 2003.

EnDevCo, Inc.

By: /s/ Larry Swift
Title: Interim Chief Financial Officer

STATE OF TEXAS

COUNTY OF HARRIS

I, a Notary Public, do hereby certify that Larry Swift, personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing documents, and that the statements therein contained are true.

SUBSCRIBED AND SWORN TO BEFORE ME on this the 26 th day of September, 2003.

/s/ Paulette Kay Lanius
Notary Public in and for
The State of Texas

Seal of Notary

Exhibits.

None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc..

By /s/ Richard G. Boyce Date: June 1, 2004
---------------------------------------
Richard G. Boyce

Chief Operating Officer and Director